UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2017

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on January 16, 2017, the Board of Directors of U.S. Bancorp (the "Board") appointed Andrew Cecere, 56, to the position of President and Chief Executive Officer of U.S. Bancorp and U.S. Bank National Association ("U.S. Bank"), its principal banking subsidiary, effective April 18, 2017. Mr. Cecere is currently serving as President and Chief Operating Officer of U.S. Bancorp and U.S. Bank. Mr. Cecere was also elected to the Board, effective immediately. Mr. Cecere is serving on the Capital Planning and Risk Management Committees of the Board.

Richard K. Davis, who is currently serving as Chairman and Chief Executive Officer of U.S. Bancorp and U.S. Bank, will continue his service on the Board as Executive Chairman, effective April 18, 2017.

The base salary and target annual cash incentive award that Mr. Cecere will receive as President and Chief Executive Officer have not been determined at this time. He will receive an annual long-term incentive award, valued at $6.0 million as of the grant date of February 16, 2017. In accordance with the structure of all long-term incentive awards to be granted to executive officers on that date, 75% of the award’s value will be granted in the form of performance-based restricted stock units and 25% in the form of nonqualified stock options. Additional information about U.S. Bancorp’s executive compensation program can be found in its 2016 proxy statement. The terms of the compensation Mr. Davis will receive as Executive Chairman have not been determined at this time.

During 2016, U.S. Bancorp and its banking and investment subsidiaries engaged in transactions in the ordinary course of business with Mr. Cecere and certain of his family members, and the entities with which they are associated. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to U.S. Bancorp’s banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2016, U.S. Bank also paid Little & Co., a design and branding agency, approximately $1.7 million in professional fees for brand strategy and design work. The President of Little & Co. is the brother of Mr. Cecere. The selection of Little & Co. was made based on U.S. Bank’s regular sourcing and competitive bidding process, without the involvement of Mr. Cecere. The fees paid to Little & Co. were negotiated on an arm’s length basis and were not material to U.S. Bank’s 2016 marketing and advertising expense. The branding work concluded in 2016, and U.S. Bank does not intend to continue the engagement or to have Little & Co. bid for future work, in order to avoid the appearance of any conflict of interest with Mr. Cecere.

A copy of the press release issued by U.S. Bancorp on January 17, 2017, to announce the Chief Executive Officer succession and the election of Mr. Cecere to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated January 17, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

January 17, 2017	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 17, 2017